Exhibit 4.1

FIXED RATE GLOBAL MEDIUM-TERM NOTE, SERIES B-TMCC CoreNotes®

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	PRINCIPAL OR FACE AMOUNT
CUSIP No.	$

TOYOTA MOTOR CREDIT CORPORATION

MEDIUM-TERM NOTE, SERIES B-TMCC CoreNotes®

(Fixed Rate)

*** [  ] CHECK IF A PRINCIPAL INDEXED NOTE ***

IF CHECKED, CALCULATION AGENT:

If this is a Principal Indexed Note, references herein to “principal” shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

Issue Price:  %

Trade Date:

Original Issue Date:

Stated Maturity Date:

Interest Rate:  %

Interest Payment Dates:

Day Count Convention:

☐  30/360

☐  Actual/360

☐  Actual/Actual

Redemption:

Redemption Date(s):

Redemption Percentage:

Notice of Redemption:

Repayment:

Optional Repayment Date(s):

Repayment Price:

Survivor’s Option:

☐ Yes

☐ No

Original Issue Discount:

Total Amount of OID:

Yield to Maturity:

Initial Accrual Period:

Specified Currency:

Minimum Denominations:

Form of Note:

☐ Book-entry only

☐ Certificated

Addendum Attached:

☐ Yes

☐ No

Other Provisions:

TOYOTA MOTOR CREDIT CORPORATION, a California corporation (“Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

DOLLARS or if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under “Other Provisions” above and/or in an Addendum attached hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on the principal or face amount as set forth above at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to “this Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date, Optional Repayment Date or the repayment date for the Survivor’s Option (if specified as so repayable at the option of the Holder on the face hereof or in an attached Addendum) (the date of each such Stated Maturity Date, Redemption Date, Optional Repayment Date, the repayment date for the Survivor’s Option and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date; and provided further, unless specified otherwise in an Addendum attached hereto. If the Maturity or an Interest Payment Date (including an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (as defined below), the payment due on that day shall be made on the following day that is a Business Day, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. Except as provided below, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the “Regular Record Date” shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above, to, but excluding such Interest Payment Date.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, that payment of interest due at Maturity will be made to the Person to whom payment of the principal of this Note will be made. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Unless otherwise specified under Specified Currency above and/or in an Addendum attached hereto, this Note will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts. If this Note is not denominated in U.S. dollars or if payments of principal, premium and interest, if any, on this Note will be made in or by reference to a currency or in amounts determined by reference to one or more currencies other than that in which this Note is denominated, any other applicable provisions will be included in an Addendum attached hereto. However, unless otherwise specified in an Addendum attached hereto, if such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or is no longer used by the relevant government or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note will be made in U.S. dollars until such currency is again available to the Company or so used. If the Company cannot make payment in the Specified Currency indicated above solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, the Company will be able to satisfy its obligations under this Note by making payment in euro or such other currency. The amounts payable on any date in such currency will be converted into euro or such other currency on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an Addendum attached hereto.

Payment of the principal of, premium, if any, and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that at the option of the Company, the Holder of this Note may be entitled to receive payments of principal of, premium, if any, and interest on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not less than 15 days prior to the applicable payment date.

Unless the certificate of authentication hereon has been executed by or on behalf of JPMorgan Chase Bank, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized series of Securities (hereinafter called the “Securities”) of the Company designated as its Medium-Term Notes, Series B-TMCC CoreNotes® (the “Notes”). The Notes are issued and to be issued under an Indenture dated as of August 1, 1991 as amended and supplemented by the First Supplemental Indenture dated as of October 1, 1991, and the Second Supplemental Indenture dated as of March 31, 2004 (herein called the “Indenture”) between the Company, JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank, N.A.) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. JPMorgan Chase Bank, N.A. shall act as Trustee with respect to the Notes (herein called the “Trustee”, which term includes any successor Trustee with respect to the Notes, under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (“DTC”) or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book entry form by DTC for the accounts of participating organizations of DTC (“DTC Participants”).

This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

If no Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. If so provided above, this Note may be redeemed by the Company on any Redemption Date specified above in whole or part in increments of $1,000 (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest hereon at the applicable rate payable to the applicable Redemption Date upon written Notice of Redemption specified above or such other notice specified in an Addendum attached hereto. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

Unless otherwise specified in an Addendum attached hereto, the “Redemption Price” shall be 100% of the principal amount of this Note.

Unless otherwise specified in an Addendum attached hereto, this Note is not subject to repayment at the option of the Holder other than pursuant to the Survivor’s Option (as defined below). If this Note shall be repayable at the option of the Holder as specified in an attached Addendum hereto, unless otherwise specified in such Addendum, on any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. If specified as repayable at the option of the Holder in such Addendum, for this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” attached hereto as Annex A, duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date or such other time as is specified in an Addendum attached hereto. Exercise of such repayment option by the Holder hereof shall be irrevocable.

If specified on the face of this Note, the estate of the deceased beneficial owner of this Note will be eligible to request the repurchase of this Note, in whole or in part, prior to maturity for a principal amount of at least $1,000 (provided that any remaining principal hereof shall be at least $1,000) (the “Survivor’s Option”). No Survivor’s Option may be exercised unless the Original Issue Date specified above was at least one year prior to the beneficial owner’s exercise of the Survivor’s Option.

If a Survivor’s Option is exercised, the Company shall repay this Note if properly tendered for repayment by or on behalf of the person that has apparent authority to act on behalf of the deceased owner of this Note under the laws of the appropriate jurisdiction at a price equal to 100% of the unpaid principal amount of the beneficial interest to be repaid, together with unpaid interest accrued thereon to the date of repayment, subject to the Annual Put Limitation and the Individual Put Limitation described below.

The Company has the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised by all Holders of the Notes in any calendar year (the “Annual Put Limitation”), to an amount equal to the greater of (i) $1,000,000 or (ii) 1% of the principal amount of the Notes outstanding as of the end of the most recent calendar year. The Company also has the discretionary right to limit the aggregate principal amount of the Notes subject to a Survivor’s Option that may be exercised in any calendar year on behalf of any individual deceased owner of a beneficial interest in the Notes to $200,000 (the “Individual Put Limitation”).

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn, unless the Company does not accept the election during a calendar year as a result of the Annual Put Limitation or the Individual Put Limitation and, after such exercise, this Note may not be transferred prior to repayment by the Company. Each valid election to exercise a Survivor’s Option will be considered for acceptance in the order received by the Trustee for purpose of the Annual Put Limitation or the Individual Put Limitation. If all or part of this Note is accepted for repayment pursuant to exercise of the Survivor’s Option the date of repayment will be no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance. Any part of this Note submitted for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation will be deemed to be tendered on the first day of the following calendar year in the order in which all such Notes were originally tendered. If any part of this Note is submitted for repayment pursuant to a valid election of the Survivor’s Option and is not accepted due to such limitations, the Trustee will deliver a written notice by first-class mail to the applicable DTC Participant that states the reason that it has not been accepted for repayment.

To obtain repayment pursuant to the exercise of the Survivor’s Option for this Note, the deceased owner’s authorized person must provide the following items to the DTC Participant through which the related beneficial interest is owned: (i) a written instruction to such DTC Participant to notify DTC of the authorized person’s desire to obtain repayment pursuant to exercise of the Survivor’s Option; (ii) appropriate evidence that (a) the deceased was the owner of a beneficial interest in this Note at the time of death, (b) the death of the owner has occurred and (c) the requesting person has authority to act on behalf of the deceased owner; (iii) if the beneficial interest in this Note is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner’s ownership of a beneficial interest in this Note; (iv) a written request for repayment signed by the authorized person for the deceased owner with a Medallion Guarantee Stamp attached; (v) if applicable, a properly executed assignment or endorsement; (vi) tax waivers and any other instruments or documents reasonably required in order to establish the validity of the ownership of the beneficial interest in this Note and the claimant’s entitlement to payment; and (vii) any additional information to document the ownership or authority to exercise the Survivor’s Option and to cause the repayment of this Note.

In addition, the applicable DTC Participant must deliver each of these items to the Trustee, together with the Repayment Election Form attached hereto as Annex B and evidence satisfactory to the Trustee from the DTC Participant stating that it represents the deceased owner of the beneficial interest in this Note.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties.

The death of a person owning this Note in joint tenancy with another or others will be deemed the death of the owner of this Note, and the entire principal amount of this Note so owned will be eligible for repayment as described above.

The death of a person owning this Note by tenancy in common will be deemed the death of an owner of this Note only with respect to the deceased owner’s interest in this Note. However, if this Note is held by husband and wife as tenants in common, the death of either spouse will be deemed the death of the owner of this Note, and the entire principal amount of this Note so owned will be eligible for repayment as described above.

If this Note is beneficially owned by a trust, it will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust. The death of a beneficiary of a trust will be deemed the death of the beneficial owner of this Note beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in this Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Note will be deemed the death of the owner of this Note if the beneficial interest can be established to the satisfaction of the Trustee. The beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers or Gifts to Minors Acts, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial interests of ownership in this Note during his or her lifetime.

The applicable DTC Participant will be responsible for disbursing payments received from the Trustee to the authorized person for the deceased owner.

Payments on this Note in connection with the exercise of the Survivor’s Option may be made to any person who submits the Repayment Election Form and related supporting documentation that appears on its face to be correct. The Company and the Trustee each disclaim any liability arising in connection with such payments, including without limitation liability relating to the submission of fraudulent documentation.

Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is “30/360”, on the basis of the actual number of days in the related month and a 360-day year if the Day Count Convention specified above is “Actual/360” or on the basis of the actual number of days in the related year and month if the Day Count Convention specified above is “Actual/Actual”.

As used herein, “Business Day” means:

1.                     for United States dollar denominated Notes:  any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”);

2.                     for non-United States Dollar denominated Notes (other than Notes denominated in euro):  a day that is both (x) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as indicated above) and (y) a New York Business Day; and

3.                     for euro denominated Notes:  a day that is both (x) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system is open; and (y) a New York Business Day.

As used herein, “Principal Financial Center” means: the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

“Specified Currency” means the currency in which a particular Note is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as specified above (a “Principal Indexed Note”), in respect of voting for or against amendments to the Indenture and modifications and the waiver of rights thereunder, the principal amount of any such Principal Indexed Note shall be deemed to be equal to the face amount thereof upon issuance. The method for determining the amount of principal payable at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto and references herein to “this

Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall also be references to any such Addendum.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof (unless specified otherwise in an Addendum attached hereto). The Company will specify the minimum denominations for Notes denominated in a foreign currency in an Addendum attached hereto. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

TOYOTA MOTOR CREDIT CORPORATION

By:
George E. Borst
President and Chief Executive Officer

Attest:

By:
David Pelliccioni
Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series
designated therein referred to in the
within-mentioned indenture.

JPMORGAN CHASE BANK, N.A.
(successor to The Chase Manhattan Bank, N.A.), as Trustee

By:	Dated:
Authorized Officer

ANNEX A

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms and at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
NOTICE: The signature on this Option to
Date	Elect Repayment must correspond with the
name as written upon the face of this Note
in every particular, without alteration or enlargement or any change whatever.

A-1

Annex B

TOYOTA MOTOR CREDIT CORPORATION

Medium-Term Notes Series B – TMCC CoreNotes ® (the “Notes”)

(SURVIVOR’S OPTION) REPAYMENT ELECTION FORM

JPMorgan Chase Bank, N.A., Trustee

The undersigned financial institution (the “Financial Institution”) represents the following:

The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of the above Notes.

At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect Participant in The Depository Trust Company (the “Depositary”).

The Financial Institution agrees to the following terms:

The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election form (the “Form”).

The Financial Institution shall make all records specified in the Instructions supporting the above representations available to JPMorgan Chase Bank, N.A. (the “Trustee”) for inspection and review within five business days of the Trustee’s request.

If the Financial Institution or the Trustee, in either’s reasonable discretion, deems any of the records specified in the instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee immediately.

Other than as described in the prospectus supplement in the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Put Limitation or the Individual Put Limitation, otherwise valid repayment elections may not be withdrawn.

The Financial Institution agrees to indemnify and hold harmless the Trustee and Toyota Motor Credit Corporation against and from any and all claims, liabilities, costs, losses, and expenses, suits and damages resulting from any misrepresentation or inaccuracy with respect to the Financial Institution’s above representations or from the Financial Institution’s request for repayment on behalf of the Authorized Representative.

If by mail:	If by Overnight Courier:
JPMorgan Chase Bank, N.A	JPMorgan Chase Bank, N.A
WSS – Survivor Option Processing	WSS – Survivor Option Processing
P.O. Box 2320	2001 Bryan Street, 9th Floor
Dallas, TX 75221-2320	Dallas, TX 75201

If you wish to confirm receipt of your delivery, please call 1-(800) 516-8216.

The electronic mailbox for written customer inquiries is: survivor_options@jpmorgan.com or visit our bondholder website located at: http://www.jpmorgan.com/bondholder.

B-1

TOYOTA MOTOR CREDIT CORPORATION

Medium-Term Notes Series B – TMCC CoreNotes ® (the “Notes”)

(SURVIVOR’S OPTION) REPAYMENT ELECTION FORM

MUST BE FILLED IN COMPLETELY AND LEGIBLY

DATE OF ELECTION (Date this Form was completed):
CUSIP No.:	INTEREST RATE:	%
STATED MATURITY DATE:
PRINCIPAL AMOUNT OF REQUESTED REPAYMENT:	$

DATE REQUESTED FOR REPAYMENT (Indicate the date of requested repayment. The date of requested repayment may not be earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of the Trustee’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested payment may be no earlier than the next succeeding Business Day):

NAME OF DECEASED BENEFICIAL OWNER:
SOCIAL SECURITY NO. OF DECEASED BENEFICIAL
OWNER:
DATE OF DEATH:
NAME OF AUTHORIZED REPRESENTATIVE REQUESTING REPAYMENT:

NAME OF FINANCIAL INSTITUTION REQUESTING REPAYMENT (DTC Direct Participant only):
DTC PARTICIPANT NO.:
CONTACT NAME:
E-MAIL ADDRESS:
PHONE NUMBER:	FACSIMILE NO.:

SIGNATURE OF FINANCIAL INSTITUTION REPRESENTATIVE (Affix the authorized signature of the Financial Institution’s representative. THE SIGNATURE MUST BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” MEETING THE REQUIREMENTS OF THE TRUSTEE WHICH REQUIREMENTS INCLUDE MEMBERSHIP OR PARTICIPATION IN SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”) OR SUCH OTHER “SIGNATURE GUARANTEE PROGRAM” AS MAY BE DETERMINED BY THE TRUSTEE:

The Financial Institution agrees to indemnify and hold harmless the Trustee and Toyota Motor Credit Corporation against and from any and all claims, liabilities, costs, losses, and expenses, suits and damages resulting from any misrepresentation or inaccuracy with respect to the Financial Institution’s above representations or from the Financial Institution’s request for repayment on behalf of the Authorized Representative.

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

TO BE COMPLETED BY TRUSTEE ONLY:

ELECTION NO:
DATE OF RECEIPT OF FORM
DATE OF ACCEPTANCE (Acknowledgment):	☐

B-2

Toyota Motor Credit Corporation

Toyota Motor Credit Corporation Medium-Term Notes Series B – TMCC CoreNotes®

SURVIVOR’S OPTION INSTRUCTIONS

In accordance with the provisions of the above-referenced Notes and the applicable Prospectus Supplement, the “Survivor’s Option” is the agreement of Toyota Motor Credit Corporation (“TMCC”) with the beneficial owner of a Note to repurchase that Note, in whole or in part, if requested, upon the death of the beneficial owner, provided that such request is made at least one year after the date of issuance of the Note. Unless otherwise specified, the estate of the deceased beneficial owner of a Note will be eligible to exercise a Survivor’s Option. All terms used herein have the meanings as defined in the Notes or the applicable Prospectus Supplement.

You may elect to demand repayment of your Notes, in whole or in part, in increments of $1,000 at a repayment price equal to 100% of the principal amount thereof together with unpaid interest accrued to the date of repayment. Other than as described in the prospectus supplement in the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Put Limitation or the Individual Put Limitation, an otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise a Survivor’s Option will be accepted in the order received, except for any Note the acceptance of which would contravene the Annual Put Limitation or the Individual Put Limitation. Notes accepted for repurchase pursuant to exercise of the Survivor’s Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance. Each Note submitted for repurchase that is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation will be deemed to be tendered on the first day of the following calendar year in the order in which all such Notes were originally tendered. If a valid election of the Survivor’s Option cannot be honored, the Trustee or its agent will deliver a notice by first-class mail to the applicable DTC Participant, stating the reason

DTC or its nominee will be treated as the registered holder of the Notes and will be the only entity that can exercise the Survivor’s Option for such Notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a Note through DTC, the deceased owner’s authorized person must provide the following items to each DTC participant (the “Participant”) through which the related beneficial interest is owned.

•                  a written instruction to the Participant to notify DTC of the authorized person’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•                  appropriate evidence that (a)the deceased was the owner of a beneficial interest in the related Note at the time of death, (b) the death of the owner has occurred and (c) the person has authority to act on behalf of the deceased owner;

•                  if the beneficial interest in the related Note is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner’s ownership of a beneficial interest in such Note;

•                  a written request for repayment signed by the authorized person for the deceased owner with a Medallion Guarantee Stamp attached. This stamp can be obtained from a financial institution that is a member of the Notes Transfer Association Medallion Program, New York Exchange Medallion Program or Global Note Exchange Medallion Program;

•                  if applicable, a properly executed assignment or endorsement;

•                  tax waivers and any other instruments or documents reasonably required in order to establish the validity of the ownership of the beneficial interest in the related Note and the claimant’s entitlement to payment; and

•                  any additional information reasonably required to document the ownership or authority to exercise the Survivor’s Option and to cause the repayment of the related Note.

In turn, the applicable Participant will deliver each of these items to the Trustee, together with evidence satisfactory to the Trustee from the Participant stating that it represents the deceased owner of the beneficial interest in the related Note.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by TMCC, in its sole discretion, which determination will be final and binding on all parties.

For purposes of determining whether the Trustee will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

•                  Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

•                  Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy, which is the beneficiary of a trust, will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•                  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

The applicable DTC Participant will be responsible for disbursing payments received from the Trustee to the authorized person for the deceased owner. The Survivor’s Option settlements will be handled by way of delivery versus payment between the DTC Participant and the Trustee, JPMorgan Chase Bank, N.A. The Trustee’s DTC Participant number is 1572.

To request repayment, the DTC Participant must complete the form attached hereto and send an original, by mail (registered mail is suggested), by hand or overnight courier to:

If by mail:	If by Overnight Courier:
JPMorgan Chase Bank, N.A	JPMorgan Chase Bank, N.A
WSS – Survivor Option Processing	WSS – Survivor Option Processing
P.O. Box 2320	2001 Bryan Street, 9th Floor
Dallas, TX 75221-2320	Dallas, TX 75201

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

If you wish to confirm receipt of your delivery, please call 1-(800) 516-8216.

The electronic mailbox for written customer inquiries is: survivor_options@jpmorgan.com or visit our bondholder website located at: http://www.jpmorgan.com/bondholder

Demands for repayment will be irrevocable except as stated above or as provided in the applicable Prospectus Supplement.

By: JPMorgan Chase Bank, N.A., Trustee

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)
(Please print or
typewrite name and address including postal zip code of assignee)
the within Note
and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

UNIF GIFT MIN ACT –	Custodian
	(Cust)	(Minor)

Under Uniform Gifts to Minors Act

(State)
TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.